Exhibit 32

CERTIFICATIONS UNDER 18 U.S.C. § 1350

The undersigned certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that the preceding Annual Report on Form 10-K fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained therein fairly presents, in all material respects, the financial condition and results of operations of Pacific Financial Corporation.

/s/ Dennis A. Long	/s/ Douglas N. Biddle

Dennis A. Long,	Douglas N. Biddle,
President and	Executive Vice President and
Chief Executive Officer March 26, 2015	Chief Financial Officer March 26, 2015